CERTIFICATE OF DESIGNATION

                                       of

                            SERIES A PREFERRED STOCK

                                       of

                            NAL FINANCIAL GROUP INC.

           Pursuant to Section 151(g) of the General Corporation Law
                            of the State of Delaware

         NAL Financial Group Inc., a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution designating a series of its Preferred Stock, $.01 par value, as Series A Preferred Stock:

         RESOLVED, that a series of the class of authorized Preferred Stock, $.01 par value, of the Company hereinafter designated "Series A Preferred Stock," be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

         Section 1.        Designation and Amount.

         The shares of such series shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 5,000,000.

         Section 2.        Dividends and Distributions.

                  (a) Each holder of shares of Series A Preferred Stock, in preference to the holders of shares of the Common Stock, $.15 par value (the "Common Stock"), of the Company and of any other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends, shall be entitled to receive, when and as declared by the Board of Directors, a cash dividend accruing at the per share rate of nine cents ($.09) per annum, payable semi-annually. Dividend payments to the holders of shares of Series A Preferred Stock shall be payable on each semi-annual anniversary of the date of the original issuance of such shares to holders of record on the respective dates fixed for that purpose by the Board of Directors. Dividends shall be payable in cash by delivery of a check to each such holder of record at the address which is registered with the Secretary of the Company.

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                  (b)  Dividends  payable  pursuant  to  paragraph  (a) of  this
Section 2 shall begin to accrue from the date of the original issuance of the Series A Preferred Stock and shall be cumulative. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allotted pro rata on a share-by- share basis among all such shares at the time outstanding. Accruals of dividends shall not bear interest.

                  (c) Notwithstanding anything to the contrary set forth in paragraphs (a) or (b) of this Section 2, each holder of shares of Series A Preferred Stock entitled to receive a dividend on a dividend payment date shall have the option to receive such dividend in the form of shares of the Company's Common Stock in such amount as is determined by dividing the total dividend payment due to each holder on the relevant dividend payment date by the Dividend Ratio (as that term is hereafter defined) in effect for such dividend. The holder of any shares of Series A Preferred Stock may exercise such option by delivering to the Company, at the Company's corporate office (presently 500 Cypress Creek Road, Suite 590, Fort Lauderdale, Florida 33309), or any successor location, the form of election (the "Dividend Election"), completed and executed as indicated thereon, no later than ten (10) Business Days before the date on which the dividend is payable. For purposes of this paragraph (c), the Dividend Election shall be deemed to be delivered on the day on which it is received by the Company. For purposes hereof, the term "Dividend Ratio" shall mean eighty percent (80%) of the Closing Price (as that term is defined in Section 8) on the record date for the payment of the dividend. In connection with the issuance of any shares of Common Stock pursuant to this paragraph, no fractional shares of Common Stock shall be issued, but in lieu thereof, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price on the record date for such dividend.

                  (d) The holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Section 2.

                  (e) No dividends or other distributions shall be made with respect to the Company's Common Stock or any other class of stock ranking junior to the Series A Preferred Stock as to dividends if at the time of such dividend or distribution the Company is in default with respect to any dividend payable on the shares of Series A Preferred Stock.

         Section 3.        Voting Rights.

         Except as required by law, the holders of shares of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action.


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         Section 4.        Liquidation, Dissolution or Winding Up.

                  (a) If the Company shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or any other applicable state or federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due and on account of such event the Company shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Company, then and in that event, no distribution shall be made to the holders of shares of Common Stock or any other class of stock ranking junior to the Series A Preferred Stock as to the amounts distributable upon liquidation, dissolution or winding up, unless, prior thereto, the holders of the Series A Preferred Stock shall have first received an amount in cash or equivalent value in securities or other consideration equal to the "liquidation preference" thereof. If upon any liquidation, dissolution or winding up, the amount so payable or distributable does not equal or exceed the "liquidation preference" of the Series A Preferred Stock, then, and in that event, the amount of cash so payable, and amount of securities or other consideration so distributable, shall be shared ratably according to the respective "liquidation preference" due to the holders of the Series A Preferred Stock. After payment in full of the "liquidation preference" owed to the holders of the Series A Preferred Stock, the holders of the Common Stock and of all other classes of stock ranking junior to the Series A Preferred Stock as to the amounts distributable upon a liquidation, dissolution, or winding up shall be entitled, to the exclusion of the holders of the Series A Preferred Stock, to share in all remaining assets of the Company in accordance with their respective interests. For the purposes hereof, the "liquidation preference" of each share of Series A Preferred Stock shall be $1.00, less the aggregate amount of all capital distributions (exclusive of dividends) made by the Company with respect to a share of Series A Preferred Stock since the date of the original issuance of the Series A Preferred Stock.

                  (b) Neither the voluntary consolidation, merger or other business combination of the Company with or into any other Person or Persons nor the voluntary sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Company to a Person or Persons other than the holders of the Company's Common Stock, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of paragraph (a) of this
Section 4.

         Section 5.        Conversion.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible in the manner hereinafter set forth into fully paid and nonassessable shares of Common Stock. Each share of Series A Preferred Stock may, at the option of the holder thereof, be converted into a number of shares of Common Stock computed by dividing the sum of $1.00 by the Conversion Price (as that term is hereafter defined). The term "Conversion Price" shall mean a amount equal to eighty percent (80%) of the Closing

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Price (as that term is defined in Section 8) of the  Company's  Common  Stock on the  Conversion  Date (as that term is defined in paragraph  (d) of this Section
5).

                  (b) The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible shall be subject to adjustment from time to time as follows:

                            (i) In case  the  Company  shall at any time or frp,
time to time declare a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock or subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine or reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in each case:

                                    (A) the  number  of  shares  of Common Stock
Stock into which each share of Series A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock which such holder would have been entitled to receive after the happening of any of the events described above had such share of Series A Preferred Stock been converted immediately prior to the happening of such event or the record date therefor, whichever is earlier; and

                                    (B) an  adjustment  made  pursuant  to  this
this clause (i) shall become effective (1) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, and (2) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective.

                       (ii) Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets to another Person (other than a transaction to which clause (i) of paragraph (b) of this Section 5 applies) which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provisions to insure that each of the holders of Series A Preferred Stock will thereafter have the right to acquire and receive, in lieu of or in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of Series A Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted his Series A Preferred Stock immediately prior to the effective date of such Organic Change. In any such case, the Company will make appropriate provisions to insure that the provisions of this Section 5 will thereafter be applicable to the Series A Preferred Stock. The Company will not effect any such Organic Change unless prior to the commencement thereof, the successor Person (if other than the Company) resulting from consolidation or merger or the Person purchasing such

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assets  assumes by written  instrument  the  obligation  to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                  (c) In case the Company shall be a party to an Organic Change resulting in the change or exchange of the Company's Common Stock then, from and after the date of announcement of the pendency of such Organic Change transaction until the effective date thereof, each share of Series A Preferred Stock may be converted, at the option of the holder thereof, into shares of Common Stock on the terms and conditions set forth in this Section 5, and if so converted during such period, such holder shall be entitled to receive such consideration in exchange for such holder's shares of Common Stock as if such holder had been the holder of such shares of Common Stock as of the record date for such change or exchange of the Common Stock.

                  (d) The holder of any shares of Series A Preferred Stock may exercise the right to convert such shares into shares of Common Stock by surrendering for such purpose to the Company, at the Company's corporate office (presently 500 Cypress Creek Road, Suite 590, Fort Lauderdale, Florida 33309), or any successor location, a certificate or certificates representing the shares of Series A Preferred Stock to be converted with the form of election to convert (the "Election to Convert") on the reverse side of the stock certificate completed and executed as indicated, thereby stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 5 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case the Election to Convert shall specify a name or names other than that of such holder, it shall be accompanied by payment of all transfer or other taxes payable upon the issuance of shares of Common Stock in such name or names that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto. The Company will have no responsibility to pay any taxes with respect to the Series A Preferred Stock. As promptly as practicable, and in any event within three Business Days after the surrender of such certificate or certificates and the receipt of the Election to Convert, and, if applicable, payment of all transfer or other taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the Company shall deliver or cause to be delivered
(i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Series A Preferred Stock so converted shall be entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted. Such conversion shall be deemed to have been made at the close of business on the date (the "Conversion Date") of the Company's receipt of a duly completed Election to Convert and surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted. The rights of the holder of shares of Series A Preferred Stock surrendered for conversion shall cease with respect to such shares on the Conversion Date except for the right to receive shares of Common Stock in accordance herewith, and the person entitled to receive the shares of Common Stock shall be treated for all purposes as having become

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the record  holder of such shares of Common Stock on the  Conversion  Date.  The
Company shall not be required to convert, and no surrender of shares of Series A Preferred Stock shall be effective for that purpose, while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of 15 calendar days); but the surrender of shares of Series A Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Series A Preferred Stock were surrendered, and at the conversion rate in effect at the date of such surrender.

                  (e) Upon conversion of any shares of Series A Preferred Stock, the holder thereof shall be entitled to receive any accrued dividends in respect of the shares so converted, which dividends shall be prorated from the most recent dividend payment date to the Conversion Date.

                  (f) In connection with the conversion of any shares of Series A Preferred Stock, no fractional shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Closing Price on the Conversion Date.

         Section 6.        Reports as to Adjustments.

         Whenever the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is adjusted as provided in Section 5 hereof, the Company shall promptly mail to the holders of record of the outstanding shares of Series A Preferred Stock at their respective addresses as the same shall appear in the Company's stock records a notice stating that the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible has been adjusted and setting forth the new number of shares of Common Stock (or describing the new stock, securities, cash or other property) into which each share of Series A Preferred Stock is convertible as a result of such adjustment, together with a brief statement of the facts requiring such adjustment, the computation of such adjustment, and the date such adjustment became effective.

         Section 7.        Reacquired Shares.

         Any shares of Series A Preferred Stock converted, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof, and, if necessary to provide for the lawful purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, $.01 par value, of the Company and may be reissued as part of another series of Preferred Stock, $.01 par value, of the Company.

         Section 8.        Certain Definitions.

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         For the purposes of this  resolution and the Certificate of Designation of Series A Preferred Stock which embodies this resolution, the following terms shall have the following meanings:

         "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.

         "Closing Price" shall mean the closing bid price of the Common Stock on the over-the-counter market on the date for which the Closing Price is to be determined, as reported by the National Association of Securities Dealers Automated Quotation System, or a similarly generally accepted reporting service, or if not so available, as determined in good faith by the Board of Directors on the basis of such relevant factors as the Board of Directors in good faith considers appropriate.

         "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a business trust, or any other entity or organization.

         "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.

         IN WITNESS WHEREOF, the Company has caused this Certificate of Designation of Series A Preferred Stock to be duly executed by its Chief Executive Officer and attested by its Secretary and has caused its corporate seal to be affixed hereto, this 30th day of September, 1997.

                                NAL FINANCIAL GROUP INC.

                                By: /S/ROBERT R. BARTOLINI
                                    -------------------------------------------
                                    Robert R. Bartolini, Chief Executive Officer

(Corporate Seal)

ATTEST:

By: /S/ JOANN WOODSIDE
    ------------------------
   JoAnn Woodside, Secretary



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